SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GC COMPANIES INC

                    GAMCO INVESTORS, INC.
                                11/17/00            3,500-            1.5000
                                11/17/00           80,000-            1.3453
                                11/17/00           20,503-            1.3453
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                11/17/00           44,700             1.3886


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.